UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2016

Cool Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8875 Hidden River Parkway Tampa, Florida	33637
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 975-7467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On October 20, 2016, the United States District Court, District of Nevada formally approved the derivative action settlement agreement (“Peak Settlement Agreement”) reached in Peak Finance, LLC v. Timothy J. Hassett et. al., Case No. 2:15-cv-01590-GMN-CWH and deemed it “fully and finally effective”. As a result of the order, the derivative action was dismissed with prejudice.

Subsequent to the dismissal, an Independent Directors Committee consisting of directors Christopher McKee, Richard J. "Dick" Schul and Donald Bowman will review the allegations made by Peak Finance, LLC to determine a proper corporate response.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cool Technologies, Inc.

Date: October 24, 2016	By:	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)

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